Exhibit 99.1

G&K Services Announces Tentative Settlement of Wage and Hour Dispute, and Date for Fourth Quarter and Total Year Results

    MINNEAPOLIS--(BUSINESS WIRE)--July 29, 2004--G&K Services, Inc. (Nasdaq:GKSRA), today announced success in reaching a tentative resolution of a California wage and hour class action dispute through a mediation process. The case, brought on behalf of G&K's California-based route sales representatives, largely involved past pay practices. The case is tentatively settled, without findings of liability, for approximately $1.25 million. The settlement is subject to court approval.
    "We are pleased to have reached an amicable tentative settlement in this case," said Richard Marcantonio, president and chief executive officer. "This case was brought under statutes specific to the State of California, and has affected the California operations of many other companies in addition to G&K. We expect now to have put this matter behind us."
    Due to the uncertainties in this case prior to the mediation process, any potential outcome of this case had not been previously reflected in the company's guidance for the fourth quarter and full fiscal year. Having now reached greater certainty, the tentative settlement will result in a one-time charge of approximately $0.04 per share for the fourth quarter and fiscal year 2004.
    The company will announce fiscal 2004 fourth quarter and total year results on Tuesday, August 17, 2004 and will host a conference call at 10:00 a.m. Central Time. The call will be web cast and can be accessed through G&K Services' web site at www.gkservices.com (on the Investor Relations page, click on the web cast icon and follow the instructions). A replay of the call will be available through September 14, 2004.

    Safe Harbor for Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides companies with a "safe harbor" when making forward-looking statements as a way of encouraging them to furnish their shareholders with information regarding expected trends in their operating results, anticipated business developments and other prospective information. Statements made in this press release concerning our intentions, expectations or predictions about future results or events are "forward- looking statements" within the meaning of the Act. These statements reflect our current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which could be material and adverse. Given that circumstances may change, and new risks to the business may emerge from time to time, having the potential to negatively impact our business in ways we could not anticipate at the time of making a forward-looking statement, you are cautioned not to place undue reliance on these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
    Some of the factors that could cause actual results or events to vary from stated expectations include, but are not limited to, the following: unforeseen operating risks; the effects of overall economic conditions and employment; fluctuations in costs of insurance and energy; acquisition integration costs; the performance of acquired businesses; preservation of positive labor relationships; competition, including pricing, within the corporate identity apparel and facility services industry; and the availability of capital to finance planned growth. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2003.

    About G&K Services, Inc.

    Headquartered in Minneapolis, Minnesota, G&K Services, Inc. is a market leader in corporate identity apparel programs and facility services in the United States, and is the largest such provider in Canada. G&K operates over 130 processing facilities and branch offices, serving more than 160,000 customers.

    CONTACT: G&K Services, Inc., Minneapolis
             Jeffrey L. Wright, 952-912-5500
             or
             Glenn L. Stolt, 952-912-5500